UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55020	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, NJ    08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Item 3.02                                           Unregistered Sales of Equity Securities

On December 17, 2014, ContraVir Pharmaceuticals, Inc. (the “Company”) entered into an exclusive license agreement (the “License Agreement”) with Chimerix, Inc. (“Chimerix”) pursuant to which the Company has licensed CMX157 from Chimerix for further clinical development and commercialization.  CMX157 is a highly potent analog of the antiviral drug tenofovir DF (Viread®).  Under the terms of the agreement, ContraVir licensed CMX157 from Chimerix in exchange for an upfront payment consisting of 120,000 shares of ContraVir Series B Convertible Preferred Stock with a stated value of $1.2 million.  In addition, Chimerix is eligible to receive up to approximately $20 million in clinical, regulatory and initial commercial milestones in the United States and Europe, as well as royalties and additional milestones based on commercial sales in those territories.

Either party may terminate the License Agreement upon the occurrence of a material breach by the other party (subject to standard cure periods), or upon certain events involving the bankruptcy or insolvency of the other party.  The Company may also terminate the License Agreement without cause on a country by country basis upon sixty (60) days’ prior written notice to Chimerix.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary is qualified in its entirety by reference to the License Agreement, a redacted copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-K for the year ended December 31, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2014, the Company filed a Certificate of Designation, Preference and Rights of Series B Convertible Preferred Stock (the “Preferred Stock”) with the Secretary of State of the State of Delaware.  The number of shares of Preferred Stock designated is 120,000 and each share of Preferred Stock has a stated value equal to $10.00.  Capitalized terms not defined herein have the meanings assigned to them in the Certificate Designation, Preference and Rights of Series B Convertible Preferred Stock.

Voting Rights. Except as otherwise provided therein and as otherwise prohibited by law, the Preferred Stock shall have voting rights on an as converted basis.  So long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined herein) senior to or otherwise pari passu with the Preferred Stock, or (c) enter into any agreement with respect to the foregoing.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to 100% of the Stated Value per share plus any other fees or liquidated damages owing thereon on a pari passu basis with the holders of Series A Preferred Stock and before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders, and the holders of Series A Preferred Stock, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into that number of shares of Common Stock determined by dividing the Stated Value of such share of Preferred Stock by $1.12 (the “Conversion Price”), at the option of the Holder.

Subsequent Equity Sales. If, at any time while this Preferred Stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock (a “Subsequent Financing”) at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), the Conversion Price then in effect shall be reduced to the Base Conversion Price.  The Holder’s rights under this Section shall terminate upon the Company completing a Subsequent

Financing at an effective price per share equal to or greater than the Conversion Price then in effect which results in minimum gross proceeds to the Company of $20 million.

Registration Rights.    In the event the Company closes a Subsequent Financing of common or preferred stock, which does not include any warrants or convertible securities, at an effective price per share that is lower than 160% (“Premium Price”) of the then Conversion Price (the “Registration Price”) and the purchasers of the securities in the Subsequent Financing are given registration rights for such securities or such securities are issued on a registered basis, the Holders shall receive at such time (i) equivalent registration rights for the Preferred Stock and the Conversion Shares in the event purchasers of the securities in the Subsequent Financing receive registration rights or (ii) demand registration rights in the event purchasers of the securities in the Subsequent Financing receive registered shares.  In the event, the Subsequent Financing includes warrants or other convertible securities, the Premium Price shall increase by 1% for every 1% of warrant or other convertible security coverage in the Subsequent Financing.  The Holder’s rights under this Section shall terminate upon the Company completing a Subsequent Financing at an effective price per share equal to or greater than the Registration Price which results in minimum gross proceeds to the Company of $20 million.

A copy of the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01                                           Other Events.

On December 18, 2014, the Company issued a press release announcing that the Company and Chimerix have entered into a strategic collaboration for the further clinical development and commercialization of CMX157. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

3.1                                                                               Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of Contravir Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on December 18, 2014.

99.1                                                                        Press release dated December 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           December 18, 2014

CONTRAVIR PHARMACEUTICALS, INC.

By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer